Exhibit 99.1

(1)	Includes 2,204 shares purchased by DLJCC, 5,655
shares purchased by ESC II, 6,219 shares purchased by Sprout VII, 84,044 shares purchased by Sprout VIII, 77,396 purchased by Sprout IX, 72 shares purchased by Sprout CEO, 305 shares purchased by Sprout Entrepreneurs, 4,468 shares purchased by IX Plan, 1,628 purchased by Plan Investors, and 5,044 purchased by Sprout Venture. Includes 108,015 shares owned directly by DLJCC, 7,932 owned directly by Sprout CEO, and 681,455 shares owned by Sprout VII.

(2)	Includes 122,877 shares owned directly by DLJCC, 8,004
shares owned directly by Sprout CEO, 687,674 shares owned directly by Sprout VII, 84,044 shares owned directly by Sprout VIII, 77,396 shares owned directly by Sprout IX, 305 shares owned directly by Sprout Entrepreneurs, 5,655 shares owned directly by ESC II, 4,468 shares owned directly by IX Plan, 1,628 shares owned directly by Plan Investors, and 5,044 shares owned directly by Sprout Venture.

(3)	Dr. Philippe
Chambon, in his capacity as a member of the investment committees of
DLJCC (as defined below) and of DLJLBO (as defined below), may be deemed to beneficially own the shares as to which this Form 4 relates. Dr.
Chambon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

	Sprout Capital IX, L.P.
("Sprout IX"), Sprout Capital VIII, L.P. ("Sprout VIII"), Sprout
Capital
VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout CEO"),
Sprout
Entrepreneurs Fund, L.P. ("Sprout Entrepreneurs"), Sprout IX Plan

Investors, L.P. ("IX Plan"), Sprout Plan Investors, L.P. ("Plan

Investors"), Sprout Venture Capital, L.P. ("Sprout Venture") and DLJ ESC

II, L.P. ("ESC II") are Delaware limited partnerships which make investments for long term appreciation.  DLJ Capital Corporation
("DLJCC"),
a Delaware corporation acts as a venture capital partnership management
company.  DLJCC is also the general partner of Sprout CEO,
Sprout
Entrepreneurs and Sprout Venture.  DLJCC is also the managing general
partner of Sprout IX, Sprout VIII, Sprout VII and, as such, is responsible
for their day-to-day management.  DLJCC makes all of the
investment
decisions on behalf of Sprout IX, Sprout VIII, Sprout VII,
Sprout CEO,
Sprout Entrepreneurs and Sprout Venture.  DLJ Associates IX,
L.P.
("Associates IX"), a Delaware limited partnership, is a general partner of
Sprout IX and in accordance with the terms of the relevant
partnership
agreement, does not participate in investment decisions made on behalf of
Sprout IX.   DLJ Capital Associates IX, Inc. ("DLJCA IX"), a
Delaware
corporation, is the managing general partner of Associates IX.
DLJ
Associates VIII, L.P. ("Associates VIII"), a Delaware limited partnership,
is a general partner of Sprout VIII and in accordance with
the terms of the
relevant partnership agreement, does not participate in
investment
decisions made on behalf of Sprout VIII.   DLJ Capital
Associates VIII,
Inc. ("DLJCA VIII"), a Delaware corporation, is the
managing general
partner of Associates VIII.  DLJ Associates VII, L.P.
("Associates VII"), a
Delaware limited partnership, is a general partner
of Sprout VII and in
accordance with the terms of the relevant
partnership agreement, does not
participate in investment decisions made
on behalf of Sprout VII.   DLJ
Capital Associates VII, Inc. ("DLJCA
VII"), a Delaware corporation, is the
managing general partner of
Associates VII. Dr. Chambon is a limited partner of Associates IX,
Associates VIII and Associates VII. DLJ LBO Plans
Management Corporation
II ("DLJLBO"), a Delaware corporation, is the general partner of IX Plan, and Plan Investors and, as such, is responsible for each of their day-to-day management. DLJLBO makes all of the investment decisions on behalf of IX Plan and Plan Investors.